TECHTEAM GLOBAL, INC.
COMMERCIAL INCENTIVE PLAN
Effective for 2010 Fiscal Year

Purpose

The Commercial Incentive Plan (“Plan”) has been established to provide opportunities for eligible employees to receive annual incentive compensation as a reward for high levels of Company and individual performance that exceeds the ordinary standards compensated through Base Salary.

Participants

Participation in the Plan is limited to the officers employed by the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Executive Officers”), and employees of the Company who are designated by the Company’s Chief Executive Officer (“CEO”) as eligible for participation in the Plan (all together “Participants”).  Participants may be added to the Plan during the Measurement Period.  For Participants who begin employment during a Measurement Period, any Bonus Payment shall be paid pro rata, based on the length of the individual’s employment during the Measurement Period.

Bonus Pool; Reserve for Plan Liabilities

The Payout is limited to 15% of EBITDA of the Company for the Measurement Period (the “Bonus Pool”).  If the Bonus Pool is insufficient to fund the Payout for any Measurement Period, the Bonus Payment for each Participant shall be multiplied by a percentage, (a) the numerator of which shall be the Bonus Pool, and (b) the denominator of which shall be the Payout.  The Company’s Chief Financial Officer (“CFO”) shall review quarterly the status of the Plan and record any liabilities and reserves for the Plan necessary in the Company’s interim financial statements.

Bonus Targets

A Participant’s potential bonus is based upon the Participant’s responsibilities within the Company.  Accordingly, prior to the commencement of the Measurement Period, the Administrator, for Executive Officers, and the Company’s Chief Executive Officer (“CEO”), for all other Participants, shall designate a Participant’s Participation Level and a Bonus Target Percentage in the range for that Participation Level as set forth in the table below.

Table 1.   Bonus Target Percentage

Participation Level	Bonus Target Percentage
Level 1	50% and above
Level 2	40% up to 50%
Level 3	30% up to 40%
Level 4	15% up to 30%

Setting Performance Target

Prior to the commencement of the Measurement Period, the Company’s Board of Directors shall set the EBITDA Target.  The Board of Directors may make reasonable and proportionate adjustments to the EBITDA Target for any Measurement Period for Extraordinary Events.  Any such adjustment shall be made within thirty (30) days after the occurrence of an Extraordinary Event.

Calculation of Bonus

The Company must achieve at least 75% of its EBITDA Target before any Payout is required under the Plan.  The Bonus Payment for any Measurement Period shall be calculated for each Participant as follows:

a.	Target Bonus multiplied by (i) .80, and (ii) the Company’s Achievement Level for the Measurement Period, expressed as a percentage of attainment, plus;
b.
Target Bonus multiplied by (i) .20, and (ii) such Participant’s Personal Performance Achievement level for the Measurement Period, expressed as a percentage of attainment, and (iii) the Personal Performance Modifier.

Personal Performance

The Participant and his/her manager shall establish Personal Performance Goals appropriate for the Participant’s job function in light of the Business Plan prior to the commencement of the Measurement Period.  A Participant’s Personal Performance Achievement shall be measured by the individual’s direct supervisor in collaboration with the CEO.  In the event a Participant attains his/her full Personal Performance Achievement level, the individual’s direct supervisor may also recommend a Personal Performance Modifier in collaboration with the CEO of between 1.0 to 1.5 times the Personal Performance Achievement award.  The CEO shall then report to the Administrator (a) the Personal Performance Achievement and (b) the recommended Personal Performance Modifier, if any, for each Executive Officer, which shall be amended or approved by the Administrator.  The Chief Executive Officer’s Personal Performance Goals shall be set and Personal Performance Achievement determined (including consideration of any Personal Performance Modifier) by the Board of Directors based upon the advice of the Administrator.

Process for Determination of Bonus

The CFO shall be responsible for determining and reporting to the Administrator whether the Company has achieved at least 75% of its EBITDA Target, and, if so, the Achievement Level for the Company, expressed as a percent of attainment.  As soon as practical after the close of the Measurement Period, the Administrator shall review and certify in writing, whether, and to what extent, the EBITDA Targets for the Measurement Period have been achieved.  The CEO shall then recommend to the Administrator the Bonus Payments for all Participants in accordance with the Plan. The Administrator shall then certify in writing the amount of the Bonus Payment earned by each Participant.  The Administrator shall recommend to the Company’s Board of Directors the Bonus Payment for the Company’s Chief Executive Officer.

The Administrator reserves the right to make Bonus Payments to any Participant, upon recommendation of the CEO, outside of the guidelines of this Plan.

Termination of Employment, Entitlement and Funding

Except for death, Total Disability, or Retirement, no Bonus Payment is required to be made to any individual who is not a Participant on the last day of the Measurement Period and employed with the Company when the Bonus Payments are made.  In the event of death, Total Disability, or Retirement of a Participant during the Measurement Period, the Bonus Payment shall be paid to the individual’s beneficiary and shall be based on the pro-rata length of the individual’s employment during the Measurement Period and paid at the time of all other Bonus Payments.

Nothing in this Plan will require the Company to purchase assets or place assets in trust or other entity to which contributions are made or otherwise segregate assets for the purpose of satisfying obligations under the Plan.  Participants will have no rights under the Plan other than as unsecured general creditors.

Nothing in this Plan will be construed as creating any contract of employment, conferring upon any Employee any right to continue in the employ or service of the Company, limit the right of the Company to change the Employee’s compensation or other benefits, or to terminate employment or other service of such person with or without cause.

Payment Terms; Right to Amend or Terminate

Bonus Payments shall be made in cash and/or restricted stock in the discretion of the Administrator, subject to all required federal and local tax withholdings, no later than the March 15 immediately following each Measurement Period.  No more than 40% of the Bonus Payment may be paid in restricted stock.  The Administrator reserves the right to amend or terminate this Plan in any respect for (but not during) any Measurement Period.

Definitions

“Achievement Level” means the percentage of the EBITDA Target achieved by the Company during the Measurement Period.

“Administrator” means the Compensation Committee of the Board of Directors of the Company, which shall be responsible for the administration and maintenance of the Plan.

“Base Salary” means the salary of the Participant during any Measurement Period.  If the Base Salary for any Participant changes during any Measurement Period the Bonus Payment for that Participant shall be calculated based upon the Participant’s Base Salary at the end of the Measurement Period.

“Bonus Payment” means the annual incentive compensation determined under this Plan for any Measurement Period.

“Bonus Pool” shall be no more than 15% of the Company’s EBITDA for any Measurement Period.

“Bonus Target Percentage” shall mean a percentage of the Participant’s Base Salary.

“Business Plan” means the financial and operational goals of the Company for the Measurement Period as adopted by the Board of Directors of the Company and approved by the Administrator before commencement of the Measurement Period.

“Company” shall be defined as TechTeam Global, Inc., a Delaware corporation, and any of its subsidiaries or sub-subsidiaries that comprise the company’s commercial business segment for financial reporting purposes, or successors thereto.

“EBITDA” shall be defined as the Company’s earnings before interest, taxes, depreciation and amortization, as each is reported in the Company’s Annual Report on Form 10-K.

“EBITDA Target” means the EBITDA achieved by the Company for any Measurement Period, as set by the Company’s Board of Directors, based upon the financial plan approved by the Board of Directors for the Measurement Period.

“Extraordinary Events” means, as recommended by CEO or Administrator and approved by the Board of Directors, any of the following: (1) mergers, acquisitions, divestitures and corporate reorganizations; (2) any extraordinary gains or losses, including gains and losses resulting from accounting changes, and (3) any extraordinary and/or nonrecurring items or charges.

“Measurement Period” shall be defined as the Company’s fiscal year.

“Participation Level” is defined as the level of participation designated by the CEO for the Participant which, in conjunction with Table 1, determines the Participant’s Bonus Target.

“Payout” means the amount of money required to pay all Participants based on target achievement for any Measurement Period.

“Personal Performance Achievement” means the percentage by which a Participant has achieved his or her Personal Performance Goals during any Measurement Period, as determined by the CEO, or by the Administrator as appropriate.

“Personal Performance Goals” means goals appropriate for the Employee’s job function in light of the Business Plan, as established by the Employee and his/her manager, or by the Administrator in the case of Executive Officers.

“Retirement” means a termination from employment with the Company after reaching the age of sixty-five (65).

“Target Bonus” means the Participant’s Base Salary multiplied by the Participant’s Bonus Target Percentage.

“Total Disability” means a Participant’s becoming physically or mentally disabled such that the Participant, in the good faith judgment of a medical doctor retained by the Company and reasonably acceptable to Participant, is unable perform their employment duties for a period of 90 consecutive days or for 90 days during any six month period.